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                                 EXHIBIT 23.2

Consent of Independent Certified Public Accountants

International Fuel Technology, Inc.
St. Louis, Missouri

We hereby consent to the use in this Registration Statement on Form S-1, of our report, dated September 27, 1999, relating to the financial statements of International Fuel Technology, Inc. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ McGladrey & Pullen, LLP

Las Vegas, Nevada
July 11, 2001

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